Wiley Appoints Craig Albright as Executive Vice President and Chief Financial Officer

Seasoned finance executive brings a proven track record in driving profitable growth, improving operational efficiency, and optimizing cash flow

HOBOKEN, N.J. – June 23, 2025 – Wiley (NYSE: WLY), one of the world's largest publishers and a global leader in research and education, today announced the appointment of Craig Albright as executive vice president and chief financial officer, effective June 26, 2025. Chris Caridi, who has led Wiley's finance organization as interim chief financial officer, will continue with the role of senior vice president, chief accounting officer and finance transformation leader.

Albright joins Wiley with over 30 years of global leadership expertise in finance, strategy, and consulting roles. He recently served as CFO, Americas and Global Cash Center Lead at Xerox, where he oversaw multiple business units with annual sales ranging from $100 million to $2 billion, drove portfolio decisions, delivered significant cost savings, and instituted programs to improve cash conversion. Prior to that, he served as CFO, Commercial Excellence of Xerox overseeing strategic finance activities for three product divisions, including reporting, performance management, FP&A and capital allocation. He developed an organic growth program that identified strategic opportunities and performance indicators, resulting in $300 million in new revenue. In addition, Albright has successfully led finance organizations through global economic crises and disruptions while driving organic and inorganic growth and consolidating enterprise systems.

Wiley recently reported its Fiscal 2025 earnings, where it delivered growth in all key metrics, including revenue, margins, and free cash flow.

"Craig joins Wiley at an exciting time for the Company. We are meeting and exceeding our financial commitments, driving growth in our core business while delivering material margin expansion, and capitalizing on emerging market opportunities in the corporate sector through AI licensing, data analytics, and knowledge services. Craig’s exceptional track record of driving high-quality growth globally through disciplined investment and innovation, cost synergies, and operating efficiency lines up perfectly with our strategic objectives," said Matthew Kissner, president and CEO of Wiley. "I am very impressed with Craig’s financial acumen, resiliency and determination, as evidenced by his extensive roles throughout multiple leadership changes at Xerox. I look forward to partnering with Craig as we generate significant value for our customers, partners, and shareholders.”

"Joining Wiley represents an incredible opportunity to further position the Company for the AI age," said Craig Albright, incoming executive vice president and chief financial officer. "The Company's strong core business, coupled with its clear strategic priorities, creates multiple pathways for value creation. I'm eager to work with Matt, the talented Finance team, and all my new colleagues to build on the momentum that is driving margin and cash flow expansion, continuing to build core business momentum, and capitalizing on emerging opportunities for Wiley’s high-quality content, data, and knowledge services."

“On behalf of the Board, the Executive Leadership Team, and all our colleagues, I want to express my deep gratitude to Chris Caridi for his leadership and to our entire Finance team for their resilience, focus, and strong performance through this transition,” added Kissner.

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